Exhibit 10.3

Execution Version

REPURCHASE AGREEMENT

This REPURCHASE AGREEMENT (this “Agreement”) is made as of the 6th day of May 2014, between inContact, Inc., a Delaware corporation (the “Company”) and                      (the “Holder”). Capitalized terms used herein shall have the meaning ascribed thereto in Section 11 of this Agreement.

Recitals

A. The Company and Holder, together with other persons, are parties to the Agreement and Plan of Merger, dated as of May 6, 2014 (the “Merger Agreement”), pursuant to which the Company issued to Holder 99,315 shares of the Company’s common stock, par value $0.0001, that the Company and Holder have agreed will be subject to the terms of this Agreement (the “Shares”).

B. As partial consideration for the Company entering into the Merger Agreement and closing the transactions contemplated thereby, the Holder agreed to enter into this Agreement granting to the Company the right to repurchase the Shares on the occurrence of certain events.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Repurchase Right. In the event the Holder ceases to be a full-time employee of the Company or its subsidiaries for any reason other than (a) Holder’s death, (b) Holder’s Disability, (c) termination by the Company for any reason other than Just Cause, or (d) termination by the Holder for Good Reason, the Company shall, from the date of such cessation of service (the “End of Service Date”), have an irrevocable, exclusive option to repurchase (the “Repurchase Option”) any Shares that have not been released from the Repurchase Option as of the End of Service Date (the “Unreleased Shares”), at a price per share (the “Repurchase Price”) equal to the lesser of the fair market value of the Unreleased Shares on the End of Service Date (as determined by the Company’s board of directors) and $0.01 per Share.

2. Exercise. The Company shall give written notice to the Holder, with a copy to the Escrow Holder, stating whether it is exercising its Repurchase Option within 60 days following the End of Service Date. If the Repurchase Option is exercised, within 90 days following the End of Service Date the Company shall deliver payment of the aggregate Repurchase Price to the Holder (with a copy to the Escrow Holder) by delivering to the Holder or the Holder’s executor a check in the amount of the aggregate Repurchase Price, and upon such payment all Unreleased Shares shall be deemed sold and transferred to the Company. Upon receipt of notice of payment of the Repurchase Price from the Company, the Escrow Holder will, without further order or instruction, transmit to the Company the certificates for the Unreleased Shares with the Assignment Separate from Certificate. If the Company elects not to exercise the Repurchase Option or fails to give written notice to Holder within 60 days following the End of

Service Date, all Unreleased Shares shall be released from the Repurchase Option and the Escrow Holder will, upon the written request of Holder, transmit to the Holder the certificates for the Unreleased Shares.

3. Release of Shares from Repurchase Option.

(a) So long as the Holder continues to be a full-time employee of the Company or any of its subsidiaries, 33,105 shares shall be released from the Repurchase Option on each of the first, second and third anniversary of the date of this Agreement (the “Restriction Period”).

(b) Upon the earlier of (i) immediately prior to the consummation of a Change in Control of the Company and (ii) the date on which the Holder’s full-time employment with the Company and its subsidiaries ceases due to (a) Holder’s death, (b) Holder’s Disability, (c) termination by the Company for any reason other than Just Cause, or (d) termination by the Holder for Good Reason, all Unreleased Shares shall be released from the Repurchase Option.

(c) Upon release of the Repurchase Option on any of the Shares pursuant to Section 3(a), the Escrow Holder will, without further order or instruction, transmit to the Holder the certificates evidencing such Shares. Upon release of the Repurchase Option pursuant to Section 3(b), the Holder shall give written notice to the Company, with a copy to the Escrow Holder, stating the number of Shares released from the Repurchase Option and describing the circumstances giving rise to the release. Upon receipt of notice of release from the Holder, the Escrow Holder will, without further order or instruction, transmit to the Holder the certificates for the Shares released from the Repurchase Option.

4. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of this Agreement, the Holder is delivering the certificate(s) for the Shares, together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Holder with respect to each such stock certificate (with Medallion signature Guaranty), to the Secretary of the Company, or its designee (the “Escrow Holder”), to hold in escrow in accordance with the terms of this Agreement, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. The Holder hereby acknowledges that the appointment of the Secretary of the Company (or its designee) as the Escrow Holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and the Merger Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Holder agrees that the Shares may be held electronically in a book entry system maintained by the Company’s transfer agent or other third party and that all of the terms and conditions of this Section 4 applicable to certificated Shares will apply with the same force and effect to such electronic method for holding the Shares. The Holder agrees that the Escrow Holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such Escrow Holder is grossly negligent relative thereto. The Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. So long as the Company has not provided written notice of its exercise of the Repurchase Option in accordance with Section 2, the Holder shall be entitled to exercise all voting and other consensual rights pertaining to the Shares.

5. Additional Securities and Distributions.

(a) Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Unreleased Shares with respect to which they were issued, including, without limitation, the Repurchase Option, set forth in the Agreement applicable to the Unreleased Shares during the Restriction Period. The Holder shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Holder may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, the Holder may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the Escrow Holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

(b) The Company shall disburse to the Holder all regular cash dividends with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

(c) In the event that the Repurchase Option is exercised or deemed exercised, the sole right and remedy of the Holder thereafter with respect to the Unreleased Shares shall be to receive the Repurchase Price, and in no case shall the Holder have any claim of ownership as to any of the Unreleased Shares.

6. Restrictions on Transfer. No Unreleased Shares subject to the Repurchase Option, nor any beneficial interest in such Shares, shall be sold, gifted, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Holder, other than as expressly permitted or required by this Agreement. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent. The Company shall not be required (i) to transfer on its books any Unreleased Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Unreleased Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Unreleased Shares shall have been so transferred. The Grantee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN REPURCHASE AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

Upon the release of the Repurchase Option with respect to any of the Shares pursuant to Section 3(a) or 3(b), the Company will issue replacement certificate(s) to the Holder evidencing such released Shares that do not bear such legend.

7. Governing Law. This Agreement will be construed in accordance with and governed by the internal laws of the state of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the state of Delaware to the rights and duties of the parties. Should any provision of this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

8. Construction. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of the Agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.

9. Venue. The parties agree that any suit, action, or proceeding arising out of or relating to this Agreement shall be brought in any federal or state court located in the State of Delaware and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable. In any action or other proceeding to enforce any of the terms hereof seek relief for any breach hereof, the non-prevailing party shall reimburse the prevailing party for reasonable attorney’s fees and costs incurred, including costs of appeal and enforcing any judgment.

10. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent via facsimile with confirmation of receipt, when transmitted and receipt is confirmed; (c) if sent by electronic mail, telegram, cablegram or other electronic transmission, upon delivery; (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, one business day after being sent, in each case to the address, email address or facsimile telephone number set forth beneath the name of such party below (or to such other address, email address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to the Company:

inContact, Inc.
7730 South Union Park Avenue, Suite 500
Salt Lake City, UT 84047
Attention: Daniel G. Lloyd, General Counsel
Facsimile: (801) 452-7941
Email: daniel.lloyd@incontact.com

If to the Holder:

11. Definitions. The following definitions shall apply for purposes of this Agreement.

“Additional Securities” has the meaning set for in Section 5(a), above.

“Change in Control” of the Company shall be deemed to have occurred if the events set forth in any one of the following paragraphs shall have occurred:

(a) The acquisition by any Person of Beneficial Ownership of fifty percent (50%) or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b) Individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members of the Board then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of Common Stock of the Company and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then-outstanding shares of Common Stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

For purposes of this definition alone, “Person” shall be as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d), and “Beneficial Ownership” shall be defined as provided for in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

“End of Service Date” has the meaning set forth in Section 1, above.

“Escrow Holder” has the meaning set forth in Section 4, above.

“Good Reason” means, without the express written consent of the Holder:

(a) any failure by the Company to furnish the Holder with base compensation (excluding any bonus, equity, or incentive compensation) and benefits at a level equal to or exceeding those received by the Holder from the Company or any Subsidiary as of the date of this Agreement or as may be increased (or decreased if in accordance with the terms of this definition or with the Holder’s consent) from time to time during the term of this Agreement, other than (A) an insubstantial and inadvertent failure remedied by the

Company, (B) a reduction in compensation which is applied to the Chief Executive Officer and the executive team of the Company in the same dollar amount or percentage, or (C) a reduction or modification of any employee benefit program covering substantially all of the employees of the Company, which reduction or modification generally applies to all employees covered under such program; or

(b) any reduction in the bonus target or bonus opportunity of the Holder as of the date of this Agreement or as may be increased (or decreased if in accordance with the terms of this definition or with the Holder’s consent) from time to time during the term of this Agreement, other than (A) an insubstantial and inadvertent failure remedied by the Company or (B) a reduction in compensation which is applied to the Chief Executive Officer and the executive team of the Company in the same dollar amount or percentage;

(b) the Company’s requiring the Holder to be based or to perform services at any office or location that is in excess of 30 miles from Columbus, Ohio or any other location where the Holder agrees to be based after the date of this Agreement, except for travel reasonably required in the performance of the Holder’s responsibilities.

Before a termination of Service by the Holder for Good Reason, the Holder must give the Company a Notice of Termination within 30 calendar days of the occurrence of the event that constitutes Good Reason. Failure to provide such Notice of Termination within such 30-day period shall be conclusive proof that the Holder does not have Good Reason to terminate employment. Furthermore, termination of Service by the Holder will not be deemed to be for Good Reason if the Company cures the event or events constituting Good Reason within 30 calendar days after receipt of the Notice of Termination from the Holder.

“Disability” means the inability of the Holder, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Holder’s position with the Company because of the sickness or injury of the Holder.

“Just Cause” means without the written consent of the Company, the Holder (i) participates in fraud or embezzlement, in each case related to the Company or its Subsidiaries, (ii) intentionally engages in other unlawful or criminal activity involving moral turpitude, dishonesty or a breach of fiduciary duty in connection with his or her duties as an employee that causes or may reasonably be expected to cause substantial economic injury to or substantial injury to the reputation of the Company or its Subsidiaries, (iii) enters a guilty plea with respect to or is convicted of a felony that causes or may reasonably be expected to cause substantial economic injury to or substantial injury to the reputation of the Company or its Subsidiaries, (iv) commits any intentional and deliberate breach of his or her duties that, individually or in the aggregate, are material in relation to the Holder’s overall duties and cause or are reasonably expected to cause substantial economic injury to or substantial injury to the reputation of the Company or its Subsidiaries, or (iv) materially breaches any confidentiality or non-compete agreement the Holder entered into with the Company. The Company shall have the burden of proving that Just Cause exists. For purposes of this Agreement, the Holder shall not be deemed to have been terminated for “Just Cause” hereunder unless (A) the Holder receives a Notice of Termination setting forth the grounds for the termination at least 30 calendar days prior to the specified Termination Date, (B) if requested by the Holder, the Holder (and/or the Holder’s counsel or other representative) is granted a hearing before the Board, and (C) the Board determines, by resolution duly adopted by a majority of the members of the Board, that the Holder violated one or more of the provisions of the definition of “Just Cause” set forth above.

“Merger Agreement” has the meaning set forth in the Recitals to this Agreement.

“Notice of Termination” means a written notice either (a) by the Company to the Holder that the Company is terminating the Holder’s full-time employment with the Company for Just Cause or (b) by the Holder to the Company that the Holder is terminating his full-time employment with the Company for Good Reason.

“Repurchase Option” has the meaning set forth in Section 1, above.

“Repurchase Price” has the meaning set forth in Section 1, above.

“Restriction Period” has the meaning set forth in Section 3(a), above.

“Shares” has the meaning set forth in the Recitals to this Agreement.

“Unreleased Shares” has the meaning set forth in Section 1, above.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

inContact, Inc.
a Delaware corporation

By:
Name:
Title:

“Holder”

(print name of Stockholder)

By:
Name:
Title:

Signature Page to Repurchase Agreement